UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

__________________________

COMPASS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

__________________________

Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Suite 601
Boston, Massachusetts	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8099

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the previously announced succession plan, on January 8, 2024, the Board of Directors (the “Board”) of Compass Therapeutics, Inc. (the “Company”) appointed Vered Bisker-Leib, PhD as Chief Executive Officer of the Company and a member the Board, each effective January 9, 2024. Dr. Bisker-Leib will serve as a Class III director until the date of the annual meeting of stockholders to be held in 2026, or until her earlier death, resignation or removal. Dr. Bisker-Leib has been serving as President and Chief Operating Officer of the Company since August 2020, and will no longer serve in such capacities upon effectiveness of her appointment as Chief Executive Officer.

In connection with Dr. Bisker-Leib’s appointment as Chief Executive Officer of the Company, Dr. Bisker-Leib entered into an Employment Agreement with the Company, dated January 8, 2024 (the “Bisker-Leib Employment Agreement”). Pursuant to the Bisker-Leib Employment Agreement, the Board agreed to increase her base salary to $600,000 from $500,000 and her target annual bonus to 55% from 45% of her base salary. Dr. Bisker-Leib also received an award of stock options for 1,753,125 shares of common stock with an exercise price equal to the closing price on the Nasdaq Global Market on the January 9, 2024 date of grant of $1.93 per share and Restricted Stock Units (“RSUs”) with respect to 1,753,125 shares of common stock. The options and RSUs granted to Dr. Bisker-Leib vest as follows: (i) with respect to the options, monthly over 48 months beginning on the one month anniversary of the date of grant, and (ii) with respect to the RSUs, 25% will vest annually over four years on the anniversary of the date of grant, in each case subject to Dr. Bisker-Leib’s continued employment.

Under the Bisker-Leib Employment Agreement, if Dr. Bisker-Leib’s employment is terminated by the Company other than for “Cause” (as defined in the Bisker-Leib Employment Agreement) or if Dr. Bisker-Leib terminates her employment for “Good Reason” (as defined in the Bisker-Leib Employment Agreement), and if the termination does not occur during the 12 months following a Change in Control, Dr. Bisker-Leib will receive the following severance benefits: (a) 15 months of continued base salary payments; and (b) up to 15 months of Company-reimbursed Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums. In addition, if the Company terminates Dr. Bisker-Leib other than for Cause or if Dr. Bisker-Leib terminates her employment for Good Reason during the 12-month period following a Change in Control (as defined in the Bisker-Leib Employment Agreement), then, Dr. Bisker-Leib will, instead of the severance benefits described above, receive the following severance benefits: (i) a lump sum payment equal to (x) 18 months of continued base salary payments and target bonus for such period, (y) unpaid annual bonus for the prior year if termination occurs in the first calendar quarter of the year plus (z) target bonus prorated for the amount of time employed for the year in which termination occurs; (ii) up to 18 months of Company-reimbursed COBRA premiums; and (iii) vesting of all outstanding and unvested time-based stock-based awards then held by Dr. Bisker-Leib will accelerate in full. Dr. Bisker-Leib’s right to receive these severance benefits is subject to her providing a release of claims in favor of the Company.

Effective January 9, 2024, Thomas Schuetz, MD, PhD, the Company’s Scientific Founder and Chief Executive Officer and a member of the Board, will transition to President of Research and Development and be appointed Vice Chair of the Board. In connection with this transition, Dr. Schuetz entered into an Employment Agreement with the Company, dated January 8, 2024 (the “Schuetz Employment Agreement”). Dr. Schuetz received an award of stock options for 637,500 shares of common stock with an exercise price equal to the closing price on the Nasdaq Global Market on the January 9, 2024 date of grant of $1.93 per share and RSUs with respect to 637,500 shares of common stock. The options and RSUs granted to Dr. Schuetz vest as follows: (i) with respect to the options, monthly over 48 months beginning on the one month anniversary of the date of grant, and (ii) with respect to the RSUs, 25% will vest annually over four years on the anniversary of the date of grant, in each case subject to Dr. Schuetz’s continued service to the Company.

Under the Schuetz Employment Agreement, if Dr. Schuetz’s employment is terminated by the Company other than for “Cause” (as defined in the Schuetz Employment Agreement) or if Dr. Schuetz terminates his employment for “Good Reason” (as defined in the Schuetz Employment Agreement), and if the termination does not occur during the 12 months following a Change in Control, Dr. Schuetz will receive the following severance benefits: (a)12 months of continued base salary payments; and (b) up to 12 months of Company-reimbursed COBRA premiums. In addition, if the Company terminates Dr. Schuetz other than for Cause or if Dr. Schuetz terminates his employment for Good Reason during the 12-month period following a “Change in Control” (as defined in the Schuetz Employment Agreement), then, instead of the severance benefits described above, Dr. Schuetz will receive the following severance benefits: (i) a lump sum payment equal to (x) 15 months of continued base salary payments and target bonus for such period, (y) unpaid annual bonus for the prior year if termination occurs in the first calendar quarter of the year plus (z) target bonus prorated for the amount of time employed for the year in which termination occurs; (ii) up to 15 months of Company-reimbursed COBRA premiums; and (iii) vesting of all outstanding and unvested time-based stock-based awards then held by Dr. Schuetz will accelerate in full. Dr. Schuetz’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

As previously disclosed, the Company entered transition agreements with each individual, pursuant to which, among other things, Dr. Schuetz agreed to be appointed as Vice Chair of the Company’s board of directors, and Dr. Bisker-Leib agreed to join the Company’s board of directors. There are no other arrangements or understandings between Dr. Bisker-Leib or Dr. Schuetz and any other person pursuant to which they were appointed to the positions described in this Current Report on Form 8-K, and neither Dr. Bisker-Leib nor Dr. Schuetz is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. Please see the Proxy Statement on Schedule 14A filed by the Company on April 27, 2023, for Dr. Schuetz’s and Dr. Bisker-Leib’s biographical information, which biographies are incorporated herein by reference.

The foregoing descriptions of the material terms of the Bisker-Leib Employment Agreement and the Schuetz Employment Agreement are qualified in their entirety by reference to the complete text of the Bisker-Leib Employment Agreement and the Schuetz Employment Agreement, respectively, which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 8.01	Other Information

As previously disclosed, the Company estimates that its cash, cash equivalents and marketable securities were approximately $152 million as of December 31, 2023. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ materially from the amount that will be reflected in the Company’s financial statements as of and for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS THERAPEUTICS, INC.

Date:	January 9, 2024	By:	/s/ Neil Lerner
Neil Lerner Vice President Finance